                                                                   EXHIBIT 16(a)



                    PRUDENTIAL NATURAL RESOURCES FUND, INC.
                                    CLASS A

                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION


                              ERV = P * (1 + T) /to the nth power/

 P = hypothetical initial payment of $1,000

 T = average annual total return

 n = number of years

ERV = ending redeemable value

================================================================================

                                1 Year            5 Year            Inception

 P =                          $1,000.00         $1,000.00            $1,000.00

 n =                                  1                 5                7.359

ERV =                         $1,001.00         $1,831.05            $1,784.76

 T =                              0.10%            12.86%                8.19%

                                                                   EXHIBIT 16(a)

                    PRUDENTIAL NATURAL RESOURCES FUND, INC.
                                    CLASS B

                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION


                              ERV = P * (1 + T) /to the nth power/

 P = hypothetical initial payment of $1,000

 T = average annual total return

 n = number of years

ERV = ending redeemable value

================================================================================

                                1 Year            5 Year            Inception

 P =                          $1,000.00         $1,000.00            $1,000.00

 n =                                  1                 5                9.679

ERV =                           $995.10         $1,843.25            $2,010.18

 T =                             -0.49%            13.01%                7.48%

================================================================================

SUBSIDY ADJUSTED                1 Year            5 Year            Inception

                              $1,000.00         $1,000.00            $1,000.00

                                      1                 5                9.679

                                $995.10         $1,843.25            $2,008.37

                                 -0.49%            13.01%                7.47%

                                                                   EXHIBIT 16(a)

                    PRUDENTIAL NATURAL RESOURCES FUND, INC.
                                    CLASS C

                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION


                              ERV = P * (1 + T) /to the nth power/

 P = hypothetical initial payment of $1,000

 T = average annual total return

 n = number of years

ERV = ending redeemable value

================================================================================

                                                  1 Year            Inception

 P =                                            $1,000.00            $1,000.00

 n =                                                    1                2.833

ERV =                                           $1,035.10           $1,483.20

 T =                                                3.51%               14.93%